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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2021

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CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37886	81-1527911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 Demonbreun Street, Suite 700 Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (615) 732-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2021, CapStar Financial Holdings, Inc. (the “Company”) announced the appointment of Sam DeVane and Valora Gurganious as directors of the Company, effective January 28, 2021. Both will also serve as directors for the Company’s banking subsidiary, CapStar Bank.

With more than three decades of public accounting experience serving clients throughout the southeast, Sam DeVane recently retired as Nashville Office Managing Partner of Ernst & Young LLP. He previously served as EY’s Tennessee Markets Leader, and as coordinating partner and lead audit partner for over twenty years. The majority of Sam’s career involved service to clients in the retail and consumer products sector along with numerous manufacturers, distributors, and retailers, including Dollar General Corporation, Tractor Supply Company and Ryman Hospitality Corporation. He brings extensive technical accounting, corporate governance, major transactions, strategy, process automation, financial reporting, and risk management experience.

A licensed CPA in Tennessee, Sam is a member of the American Institute of Certified Public Accountants and Tennessee Society of Certified Public Accountants. He earned a Bachelor of Science degree from the University of Alabama. Sam has served on several distinguished professional boards, including United Way of Middle Tennessee (Chair of the Nashville Campaign), Junior Achievement (Centennial Leadership Award recipient), Harding Academy (Treasurer), and the University of Alabama President’s Cabinet and Accounting Advisory Board.

Valora Gurganious serves as Partner and Senior Management Consultant for Knoxville-based DoctorsManagement, LLC, assisting clients in all medical specialties and providing services related to operational efficiency, workflow optimization, compliance, IT, accounting, marketing, and strategic planning. She also advises physicians and hospitals across the country on practice valuation, startup, contract negotiation and transition of ownership. Prior to joining DoctorsManagement, Valora served as Chief Operating Officer for Central Florida Sports Medicine and Orthopedic Center in Melbourne, and as Director and Vice Chair – Finance for Wuesthoff Foundation, a $10 million Florida health system foundation. She also held the position of senior vice president with Fleet Investment Advisors and Putnam Investments in Boston for seven years and is a licensed Business Broker in the state of Florida.

Valora earned a Bachelor of Arts degree in economics and business administration from Vanderbilt University and MBA from Harvard Business School. She is a Certified Healthcare Business Consultant and a member of the National Society of Certified Healthcare Business Consultants (NSCHBC) as well as Executive Women International (EWI). A dynamic and accomplished speaker, Valora uses her expertise to deliver strategic healthcare and financial lectures at medical conferences across the country.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

The information disclosed under Item 5.02 of this Report is incorporated by reference into this Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Denis J. Duncan
Denis J. Duncan
Chief Financial Officer

Date: January 14, 2021

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